                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                       AIR PRODUCTS AND CHEMICALS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                       AIR PRODUCTS AND CHEMICALS, INC.
--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

(AIR PRODUCTS LOGO)
    ----------------------------------------------------------------------------

    AIR PRODUCTS AND CHEMICALS, INC.
    7201 Hamilton Boulevard
    Allentown, PA 18195-1501

    December 12, 2003

    Dear Shareholder:

    On behalf of your Board of Directors, I am pleased to invite you to attend the 2004 Annual Meeting of Shareholders of Air Products and Chemicals, Inc.

    The Notice of Annual Meeting, Proxy Statement, and proxy card accompanying my letter describe the business to be conducted at the meeting, including the election of four directors. The Board of Directors has nominated Mr. W. Douglas Ford, Mr. James F. Hardymon, Ms. Paula G. Rosput, and Mr. Lawrason
    D. Thomas.

    It is important that your shares be represented and voted at the Annual Meeting. YOU MAY VOTE BY TELEPHONE OR INTERNET AS DESCRIBED ON THE PROXY CARD OR YOU MAY FILL IN, SIGN, DATE, AND MAIL THE PROXY CARD.

    We look forward to seeing you at the meeting.

    Cordially,

    -s- John P. Jones III
    John P. Jones III
    Chairman of the Board, President, and
    Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        AIR PRODUCTS AND CHEMICALS, INC.

TIME..........................   2:00 p.m., Thursday, January 22, 2004

PLACE.........................   Tompkins College Center Theater at Cedar Crest
                                 College in Allentown, Pennsylvania. Free parking will be available.

ITEMS OF BUSINESS.............   1. Elect four directors each for a three-year
                                    term.

                                 2. Ratify the appointment of independent
                                    auditors for the fiscal year ending
                                    September 30, 2004.

                                 3. Attend to such other business as may
                                    properly come before the meeting or any
                                    postponement or adjournment of the meeting.

RECORD DATE...................   Shareholders of record at the close of business
                                 on November 28, 2003, are entitled to receive this notice and to vote at the meeting.

WAYS TO SUBMIT
YOUR VOTE.....................   You have the alternatives of voting your shares
                                 by using a toll-free telephone number or the Internet as described on the proxy card, or you may fill in, sign, date, and mail the proxy card. We encourage you to complete and file your proxy electronically or by telephone if those options are available to you.

IMPORTANT.....................   Whether you plan to attend the meeting or not,
                                 please submit your proxy as soon as possible in order to avoid additional soliciting expense to the Company. The proxy is revocable and will not affect your right to vote in person if you attend the meeting. If you find that you are unable to attend, you may request a summary of actions taken at the meeting which will be available along with our financial results for the first quarter of fiscal year 2004.


7201 Hamilton Boulevard                             By order of the Board of Directors,
Allentown, Pennsylvania 18195-1501                  /s/ W. Douglas Brown
                                                    W. Douglas Brown
                                                    Vice President, General Counsel
                                                      and Secretary
                                                    December 12, 2003

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS.......................................    1
PROPOSALS YOU MAY VOTE ON...................................    5
  1. ELECTION OF DIRECTORS..................................    5
  2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS....    5
THE BOARD OF DIRECTORS......................................    6
  DIRECTORS STANDING FOR ELECTION THIS YEAR.................    6
  DIRECTORS CONTINUING IN OFFICE............................    7
  BOARD OF DIRECTORS........................................    8
  COMMITTEES OF THE BOARD...................................    9
     AUDIT COMMITTEE REPORT.................................   10
     INDEPENDENT AUDITORS...................................   11
  DIRECTOR COMPENSATION.....................................   13
  DIRECTOR TENURE POLICY....................................   14
COMPENSATION OF EXECUTIVE OFFICERS..........................   14
  REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION
     COMMITTEE..............................................   14
  EXECUTIVE COMPENSATION TABLES.............................   17
     2003 SUMMARY COMPENSATION TABLE........................   17
     OPTION GRANTS IN 2003..................................   18
     OPTIONS EXERCISED IN 2003 AND 2003 YEAR-END OPTION
      VALUES................................................   19
     PENSION PLAN TABLE.....................................   19
  SEVERANCE AND EMPLOYMENT ARRANGEMENTS.....................   20
  CHANGE IN CONTROL ARRANGEMENTS............................   21
INFORMATION ABOUT STOCK PERFORMANCE AND OWNERSHIP...........   23
  STOCK PERFORMANCE GRAPH...................................   23
  PERSONS OWNING MORE THAN 5% OF AIR PRODUCTS STOCK.........   24
  AIR PRODUCTS STOCK BENEFICIALLY OWNED BY OFFICERS AND
     DIRECTORS..............................................   25
  SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE...   26
AUDIT COMMITTEE CHARTER.....................................  A-1

(Air Products Logo)
--------------------------------------------------------------------------------
AIR PRODUCTS AND CHEMICALS, INC.
    7201 Hamilton Boulevard
    Allentown, PA 18195-1501

                         ANNUAL MEETING OF SHAREHOLDERS
                                JANUARY 22, 2004

                                PROXY STATEMENT

We have sent you this Notice of Annual Meeting and Proxy Statement and proxy card because the Board of Directors of Air Products and Chemicals, Inc. (the "Company" or "Air Products") is soliciting your proxy to vote at the Company's Annual Meeting of Shareholders on January 22, 2004 (the "Annual Meeting"). This Proxy Statement contains information about the items being voted on at the Annual Meeting and information about the Company.

                             QUESTIONS AND ANSWERS

WHAT MAY I VOTE ON?

- The election of four nominees to serve on our Board of Directors.

- The appointment of independent auditors to audit the Company's financial statements for our fiscal year 2004.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND I VOTE ON THE PROPOSALS?

The Board recommends votes

     - FOR each of the nominees for the Board of Directors.

     - FOR ratifying the appointment of the independent auditors.

WHO IS ENTITLED TO VOTE?

The only shareholders who may vote are those who owned Air Products common stock, par value $1.00 per share ("Company Stock"), as of the close of business on November 28, 2003, the "Record Date" for the Annual Meeting.

WHO COUNTS THE VOTES?

Representatives of our Transfer Agent, American Stock Transfer and Trust Company, will tabulate the votes and act as the independent inspectors of election.

WHAT SHARES ARE INCLUDED ON MY PROXY CARD?

The shares on your proxy card or cards are all of the shares registered in your name with our Transfer Agent on the Record Date, including shares in the Investors Choice Dividend Reinvestment and Direct Stock Purchase and Sale Plan administered for Air Products shareholders by our Transfer Agent. If you have shares registered in the name of a bank, broker, or other registered owner or nominee, you should receive instructions from that registered owner about how to instruct them to vote those shares.

HOW DO I VOTE THE SHARES ON MY PROXY CARD?

You may vote by signing and dating the proxy card(s) and returning the card(s) in the prepaid envelope.

ALSO, YOU CAN VOTE BY USING A TOLL-FREE TELEPHONE NUMBER OR THE INTERNET. Instructions about these ways to vote appear on the proxy card. If you vote by telephone or Internet, please have your proxy card and control number available. The sequence of numbers appearing on your card is your control number, and your control number is necessary to verify your vote.

Votes submitted by mail, telephone, or Internet will be voted in the manner you indicate by the individuals named on the proxy. If you do not specify how you want your shares voted, they will be voted according to the Board's recommendations for the two proposals.

MAY I CHANGE MY VOTE?

You may revoke your proxy at any time before the Annual Meeting by returning a later-dated proxy card or phone or Internet vote; notifying us that you have revoked your proxy; or attending the Annual Meeting, giving notice of revocation and voting in person.

HOW IS COMPANY STOCK IN THE COMPANY'S RETIREMENT SAVINGS AND STOCK OWNERSHIP PLAN ("RSSOP") VOTED?

If you are an employee or former employee who owns shares of Company Stock under the RSSOP, you will be furnished a separate voting direction form by the RSSOP Trustee, State Street Bank and Trust Company. The Trustee will vote shares of Company Stock represented by units of interest allocated to your RSSOP account on the Record Date. The vote cast will follow the directions you give when you sign, complete, and return your voting direction form to the Trustee, or give your instructions by telephone or Internet. The Trustee will cast your vote in a manner which will protect your voting privacy. If you do not give voting instructions or your instructions are unclear, the Trustee will vote the shares in the same proportions and manner as other RSSOP participants instruct the Trustee to vote their RSSOP shares. The Trustee will also vote fractional shares this way.

HOW MANY SHARES CAN VOTE AT THE 2004 ANNUAL MEETING?

As of the Record Date, November 28, 2003, 227,265,870 shares of Company Stock were issued and outstanding, which are the only shares entitled to vote at the Annual Meeting. Every owner of Company Stock is entitled to one vote for each share owned.

WHAT IS A "QUORUM"?

A quorum is necessary to hold a valid meeting of shareholders. A majority of the outstanding shares of Company Stock present in person or represented by proxy makes a quorum. If you vote -- including by Internet, telephone, or proxy card -- your shares voted will be considered part of the quorum for the Annual Meeting.

WHAT VOTE IS NECESSARY TO PASS THE ITEMS OF BUSINESS AT THE ANNUAL MEETING?

If a quorum is present at the Annual Meeting, the four director candidates receiving the highest number of votes will be elected. If you vote and are part of the quorum, your shares will be voted for election of all four of the director nominees unless you give instructions to "withhold" votes, although withholding votes and broker nonvotes will not influence voting results. Abstentions may not be specified as to election of directors.

The appointment of independent auditors will be ratified if a majority of the shares present or represented at the meeting and entitled to vote are voted in favor. Abstentions will have the effect of a vote against.

Under New York Stock Exchange rules, brokers that do not receive instructions from their customers may vote in their discretion on proposals 1 and 2.

HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

We do not know of any business or proposals to be considered at the 2004 Annual Meeting other than the items described in this Proxy Statement. If any other business is proposed and we decide to permit it to be presented at the Annual Meeting, the signed proxies received from you and other shareholders give the persons voting the proxies the authority to vote on the matter according to their judgment.

WHEN ARE SHAREHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING DUE?

Proposals must be received by W. Douglas Brown, Secretary, Air Products and Chemicals, Inc., 7201 Hamilton Boulevard, Allentown, PA 18195-1501, by October 24, 2004, and must comply with the requirements of our bylaws (described in the next paragraph) to be presented at the 2005 annual meeting. The proxy for next year's annual meeting will give authority to those persons named as proxies in the proxy card to vote in their discretion on any shareholder proposal that we do not know about before October 25, 2004.

Our bylaws require adequate written notice of the proposal by delivering it in writing to Mr. Brown in person or by mail at the address stated above, on or after September 24, 2004, but no later than October 24, 2004. To be considered adequate, the notice must contain specified information about the matter to be presented at the meeting and the shareholder proposing the matter. A proposal received after October 24, 2004, will be considered untimely and will not be entitled to be presented at the meeting. To be considered for inclusion in next year's proxy statement, proposals must be delivered in writing to Mr. Brown at the address stated above no later than August 14, 2004.

WHAT ARE THE COSTS OF THIS PROXY SOLICITATION?

We hired Morrow & Co. to help distribute materials and solicit votes for the Annual Meeting. We will pay them a fee of $7,500, plus out-of-pocket costs and expenses. We also reimburse banks, brokers and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding Annual Meeting materials to you because they hold title to Company Stock for you. In addition to using the mail, our directors, officers, and employees may solicit proxies by personal interview, telephone, telegram, or otherwise, although they won't be paid any additional compensation. The Company will bear all expenses of solicitation.

MAY I INSPECT THE SHAREHOLDER LIST?

For a period of 10 days prior to the Annual Meeting and if you have a purpose germane to the meeting, a list of shareholders registered on the books of our Transfer Agent as of the Record Date will be available for your examination, as a registered shareholder, during normal business hours at the Company's principal offices.

HOW CAN I GET MATERIALS FOR THE ANNUAL MEETING?

PUBLIC SHAREHOLDERS. This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about December 12, 2003. Each registered and beneficial owner of

Company Stock on the Record Date, including Company employees, should have received a copy (or, if they have consented, notice of on-line availability) of the Company's Annual Report to Shareholders including consolidated financial statements (the "Annual Report") either with this Proxy Statement or prior to its receipt (although only certain parts of the Annual Report are required to be part of the proxy solicitation material for the Annual Meeting). When you receive this package, if you have not yet received the Annual Report please contact us and a copy will be sent at no expense to you.

CURRENT EMPLOYEES. If you are an employee of the Company or an affiliate with Intranet access as of the Record Date, you should have received e-mail notice of electronic access to the Notice of Annual Meeting, the Proxy Statement, and the Annual Report on or about December 12, 2003. You may request a paper copy of this Notice of Annual Meeting and Proxy Statement and of the Annual Report by contacting us. If you do not have Intranet access, copies of these materials will be mailed to your home.

If you are a participant in the RSSOP, you will receive a voting direction form from the Plan Trustee mailed to your home on or after December 12, 2003 for directing the vote of shares in your RSSOP account. We've also arranged for the Plan Trustee to receive your voting instructions by telephone or Internet as described on the voting direction form.

If you have employee stock options awarded to you by the Company or an affiliate but don't otherwise own any Company Stock on the Record Date, you will not receive a proxy card for voting. You are being furnished this Proxy Statement and the Annual Report for your information and as required by law.

CAN I RECEIVE ANNUAL REPORTS AND PROXY STATEMENTS ON-LINE?

YES. WE URGE YOU TO SAVE AIR PRODUCTS FUTURE POSTAGE AND PRINTING EXPENSES BY CONSENTING TO RECEIVE FUTURE ANNUAL REPORTS AND PROXY STATEMENTS ON-LINE ON THE INTERNET.

Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Those shareholders will be given the opportunity to consent to future Internet delivery when they vote their proxy or give voting instructions.

If you consent, your account will be so noted; when our proxy statement and other solicitation materials for the 2005 annual meeting of shareholders become available, you will be notified of how to access them on the Internet; and you will always be able to request paper copies by contacting us.

HOW CAN I REACH THE COMPANY TO REQUEST MATERIALS OR INFORMATION REFERRED TO IN THESE QUESTIONS AND ANSWERS?

You may reach us

     - by mail addressed to the Corporate Secretary's Office

       Air Products and Chemicals, Inc.
       7201 Hamilton Boulevard
       Allentown, PA 18195-1501

     - by calling 888-AIR-INFO

     - by leaving a message on our website at www.airproducts.com/tmm/tellmemore.asp

When you request material for the Annual Meeting, it will be provided to you at no cost.

                           PROPOSALS YOU MAY VOTE ON

                           1.   ELECTION OF DIRECTORS

The Board of Directors currently has 11 positions. In November 2003, consistent with the Company's bylaws, the Board of Directors adopted a resolution decreasing the number of directors to 10 effective following the Annual Meeting. This action was taken in view of the fact that Mr. Charles H. Noski, an incumbent director whose term expires at the Annual Meeting, has decided not to stand for re-election in consideration of time constraints following his recent election as Corporate Vice President and Chief Financial Officer of Northrop Grumman Corporation.

Our Board is divided into three classes for purposes of election, with terms of office ending in successive years. The Board has nominated four directors for election to three-year terms. Other directors are not up for election this year and will continue in office for the remainder of their terms.

Mr. W. Douglas Ford, Mr. James F. Hardymon, Ms. Paula G. Rosput, and Mr. Lawrason D. Thomas, four incumbent directors whose terms are currently scheduled to expire at the Annual Meeting, have been nominated for re-election for three-year terms. Each nominee elected as a director will continue in office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, or retirement. It is expected that Mr. Hardymon and Mr. Thomas would only serve for two years of the three-year term due to their expected retirements in January of 2006. Our director tenure policy is that directors must leave the Board no later than the annual meeting following their seventieth birthday, unless the Board asks them to stay on. The Board has asked Mr. Hardymon and Mr. Thomas to serve one year beyond the policy limit until the annual meeting in 2006.

The Board of Directors has no reason to believe that any of the nominees will not serve if elected. If a nominee is unavailable for election at the time of the Annual Meeting, the Company representatives named on the proxy card will vote for another nominee proposed by our Board or, as an alternative, the Board may reduce the number of positions on the Board.

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE "FOR" THE ELECTION OF MR. FORD, MR. HARDYMON, MS. ROSPUT, AND MR. THOMAS.

            2.   RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

At its meeting held in November 2003, the Audit Committee of the Board of Directors approved KPMG LLP of Philadelphia, Pennsylvania ("KPMG") as independent auditors for 2004. The Board concurs with and wants shareholders to ratify this appointment even though ratification is not legally required. If shareholders do not ratify this appointment, the Audit Committee will reconsider it.

Representatives of KPMG will be available at the Annual Meeting to respond to questions.

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR 2004.

                             THE BOARD OF DIRECTORS

Information follows about the age and business experience, as of December 1, 2003, of the nominees up for election and the directors continuing in office. Each of them has consented to being nominated for director and has agreed to serve if elected. All of the nominees are currently directors and all have been elected by shareholders at prior meetings, except for Mr. Ford who was initially elected to our Board by the directors effective in November 2003.
--------------------------------------------------------------------------------
PERSONS STANDING FOR ELECTION THIS YEAR FOR TERM EXPIRING AT THE ANNUAL MEETING IN 2007
--------------------------------------------------------------------------------

[FORD PHOTO]
                   W. DOUGLAS FORD, age 59. Retired Executive Director and Chief Executive, Refining and Marketing, of BP Amoco plc. ("BP"). Director of the Company since 2003.

                   From 1993-1999, Mr. Ford served as Executive Vice President of BP and its predecessor, Amoco Corporation. In 1999 he was named Chief Executive, Refining and Marketing of BP, and in 2000 he joined the BP board. Mr. Ford retired from BP and its board in March 2002. Mr. Ford is a director of USG Corporation and UAL Corporation.
--------------------------------------------------------------------------------

[HARDYMON PHOTO]
                   JAMES F. HARDYMON, age 69. Retired Chairman and Chief Executive Officer of Textron Inc. Director of the Company since 1997.

                   Mr. Hardymon joined Textron Inc., a global, multi-industry company with core businesses of aircraft, automotive, industrial, and finance, in 1989 as President and Chief Operating Officer. He became Chief Executive Officer in 1992 and assumed the title of Chairman in 1993. Mr. Hardymon retired from Textron at the end of January 1999. Prior to joining Textron, Mr. Hardymon was President, Chief Operating Officer, and a director of Emerson Electric Co. He is a director of Circuit City Stores, Inc., American Standard,
Inc., Lexmark International, Inc., Championship Auto Racing Teams, Inc., and Schneider Electric S.A.
--------------------------------------------------------------------------------

[ROSPUT PHOTO]
                   PAULA G. ROSPUT, age 47. Chairman, Director, President, and Chief Executive Officer of AGL Resources, Inc. Director of the Company since 2001.

                   Ms. Rosput joined AGL Resources, Inc., a regional energy holding company providing natural gas and related products and services, in September 1998 as President and Chief Operating Officer of its main subsidiary, Atlanta Gas Light Company, a natural gas distribution utility. In 2000, she was named Director, President, and Chief Executive Officer, and in 2002, Chairman of AGL's Board of Directors. Prior to joining AGL Resources, Inc., Ms. Rosput served as president and Chief Executive Officer of Duke Energy Power Services
LLC, from June 1997 until September 1998. She also served as president of PanEnergy Power from June 1995 until its merger with Duke Power. Ms. Rosput is a director of Coca Cola Enterprises and AGL Resources, Inc.
--------------------------------------------------------------------------------

[THOMAS PHOTO]
                   LAWRASON D. THOMAS, age 69. Former Vice Chairman of Amoco Corporation. Director of the Company since 1994.

                   Mr. Thomas joined Amoco Chemical Company, a subsidiary of Amoco Corporation, an integrated petroleum company, in 1958. He held various sales, marketing, and administrative positions with Amoco's chemical and oil subsidiaries before being named Amoco Oil Company's Vice President of Operations, Planning, and Transportation in 1976, Executive Vice President in 1979, and President in 1981. He was elected a director of Amoco Corporation in 1989, Executive Vice President in 1990, and assumed the position of Vice Chairman in 1992. Mr. Thomas retired as Vice Chairman and from the Board of Directors of Amoco Corporation effective January 1, 1996 and continued until April 1996 as senior advisor to the Chairman and a senior representative to international trade groups, partners, and governments.
--------------------------------------------------------------------------------
DIRECTORS CONTINUING IN OFFICE UNTIL THE ANNUAL MEETING IN 2005
--------------------------------------------------------------------------------

[DONAHUE PHOTO]
                   MICHAEL J. DONAHUE, age 45. Group Executive Vice President and Chief Operating Officer of BearingPoint, Inc. Director of the Company since 2001.

                   Mr. Donahue has served in his current position overseeing the operations of BearingPoint, Inc., a publicly-traded consulting company, since March of 2000. BearingPoint, Inc. completed its separation from the KPMG LLP tax and audit firm in February 2001. Prior to March 2000, he served as management partner, solutions, for the consulting business of KPMG LLP, and as a member of the boards of directors of KPMG LLP and KPMG Consulting KK Japan.
--------------------------------------------------------------------------------

[FAIRBAIRN PHOTO]
                   URSULA F. FAIRBAIRN, age 60. Executive Vice President, Human Resources and Quality of American Express Company. Director of the Company since 1998.

                   Ms. Fairbairn joined American Express Company, a travel and financial services company, in 1996 as Executive Vice President, Human Resources and Quality. Prior to joining American Express, Ms. Fairbairn was Senior Vice President, Human Resources at Union Pacific Corporation, and had previously held several marketing and human resources positions at IBM Corporation. She is a director of VF Corporation and Sunoco Inc.
--------------------------------------------------------------------------------

[JONES III PHOTO]
                   JOHN P. JONES III, age 53. Chairman, President, and Chief Executive Officer of the Company. Director of the Company since 1998.

                   Mr. Jones joined the Company in 1972 and, following various commercial assignments in Company joint ventures and subsidiaries, was appointed Vice President and General Manager of the Company's Environmental/Energy Division in 1988. He was appointed Group Vice President of the Company's Process System Group in 1992 and in 1993 was transferred to Air Products Europe, Inc. where he was named President. In 1996, Mr. Jones returned to the U.S. where he was first elected Executive Vice President -- Gases and Equipment and, effective October 1, 1998, President and Chief Operating Officer. Mr. Jones was elected to his present position effective December 1, 2000. Mr. Jones is a director of the American Chemistry Council.
--------------------------------------------------------------------------------

DIRECTORS CONTINUING IN OFFICE UNTIL THE ANNUAL MEETING IN 2006
--------------------------------------------------------------------------------

[BAEZA PHOTO]
                   MARIO L. BAEZA, age 52. Founder and controlling shareholder of Baeza & Co. as well as Chairman of TCW/Latin America Partners, L.L.C. Director of the Company since 1999.

                   Baeza & Co. was formed in 1995 to create the first U.S. Hispanic-owned merchant banking firm focusing on the Pan-Hispanic region. In 1996, Baeza & Co. entered into a partnership with Trust Company of the West for the purpose of forming TCW/ Latin America Partners, L.L.C. ("TCW/LAP"). Mr. Baeza served as Chairman and CEO of TCW/LAP from its inception in 1996. In 2003, Mr. Baeza relinquished day-
to-day operating control of TCW/LAP in order to form The Baeza Group. The Baeza Group, controlled by Baeza & Co., is a Hispanic-owned alternative investment firm specializing in the management and distribution of private equity and hedge fund products. Prior to forming TCW/Latin America Partners in 1996, Mr. Baeza served as President of Wasserstein Parella International Limited and Chairman and CEO of Grupo Wasserstein Parella, the Latin American Division of the firm; and until 1994, was a partner at the law firm of Debevoise & Plimpton where, among other practices, he founded and headed the firm's Latin America Group. Mr. Baeza is a director of Ariel Mutual Fund Group, AusAm Biotechnologies Inc., and Urban America LLC.
--------------------------------------------------------------------------------

[HAGENLOCKER PHOTO]
                   EDWARD E. HAGENLOCKER, age 64. Former Vice Chairman of Ford Motor Company and former Chairman of Visteon Automotive Systems. Director of the Company since 1997.

                   Mr. Hagenlocker joined Ford Motor Company as a research scientist in 1964 and later held engineering management positions in Product Development, Chassis Division, Body and Electrical Product Engineering, Climate Control Division, and Truck Operations. In 1986, he was elected a Ford vice president and named General Manager of Truck Operations. Mr. Hagenlocker was appointed Vice President of General
Operations for Ford North American Automotive Operations ("NAAO") in 1992 and Executive Vice President of NAAO in 1993. He was elected President of Ford Automotive Operations in 1994 and Chairman, Ford of Europe in 1996. He served as Vice Chairman of Ford Motor Company in 1996 and Chairman of Visteon Automotive Systems from 1997 until his retirement in 1999. Mr. Hagenlocker is a director of Boise Cascade Corporation, AmeriSource Bergen Corporation, American Standard, Inc., and Lucent Technologies, Inc.
--------------------------------------------------------------------------------

[TERRENCE MURRAY PHOTO]
                   TERRENCE MURRAY, age 64. Retired Chairman and Chief Executive Officer of FleetBoston Financial Corporation. Director of the Company since 2002.

                   Mr. Murray joined FleetBoston Financial Corporation, a diversified financial service company that is engaged in general, commercial banking, and investment management business, in 1962. He was named Chairman, President, and Chief Executive Officer in 1982, and relinquished the position of President in 1999 and retired as Chief Executive Officer in December 2001 and as Chairman in 2002. Mr. Murray is a director of FleetBoston Financial Corporation, A. T. Cross Company, CVS Corporation, and ChoicePoint Inc.

BOARD OF DIRECTORS

Our Board met seven times during our fiscal year 2003. Board and committee attendance averaged 94% for the Board as a whole. Unless otherwise stated, 2003 means our fiscal year ending September 30, 2003.

At its November 2003 meeting, after reviewing New York Stock Exchange ("NYSE") and other applicable standards of independence, the Board determined that all of our nonmanagement directors are independent from the Company and management. In reaching this conclusion, the Board considered that the Company and its subsidiaries sell and purchase products and services to and from companies of which certain of our directors are or were directors or officers. Consistent with NYSE listing standards, the Board has adopted a categorical standard pursuant to which the Board views direct business relationships between the Company and a director or immediate family member of the director, and business transactions between a director's employer and the Company involving more than 1% of the employer's gross revenues, as potentially impairing the director's independence. None of the Company's directors, their family members or employers, are engaged in business relationships with the Company of the type described in the preceding sentence.

The independent directors regularly meet without the CEO or other members of management present in executive sessions that are scheduled during four Board meetings each year. Rotating independent directors who are not committee chairs lead these executive sessions. At two other Board meetings, executive sessions are held at which the Board's and the CEO's performance are assessed and which are led, respectively, by the chair of the Governance and Nominating Committee and by the chair of the Management Development and Compensation Committee.

You may communicate with the independent directors of the Board by contacting the Company's Compliance Assistance Line at the number posted on the Company's website at http://www.airproducts.com/Responsibility/governance/contactinfo.htm, under the topic "Contact a Director".

The Board has adopted governance guidelines for the Company in order to assure that the Board has the necessary practices in place to govern the Company in accordance with the interests of the shareowners. The guidelines set forth the practices the Board follows with respect to director qualifications, director responsibilities and access to management and independent advisors, director compensation, director orientation and education, chief executive officer performance assessment, management succession, and assessment of board and committee performance. The Governance Guidelines are available on the Company's website at http://www.airproducts.com/Responsibility/ governance/Guidelines.htm.

The Company also has a Code of Conduct for directors, officers, and employees. The Code of Conduct addresses such topics as conflicts of interest, confidentiality, protection and proper use of Company assets, and compliance with laws and regulations. The Company's Code of Conduct can be found on the website at http://www.airproducts.com/Responsibility/governance/codeofconduct.htm.

COMMITTEES OF THE BOARD

The Board has six standing committees which operate under written charters approved by the full Board. None of the directors who serve on the Audit, Corporate Governance and Nominating, or Management Development and Compensation Committees are or ever were employed by the Company, and all of them meet NYSE independence standards. The charters of all the committees can be viewed on the Company website at http://www.airproducts.com/Responsibility/governance/ boardofdirectors/committees.htm.

The AUDIT COMMITTEE, which met seven times in fiscal year 2003, was comprised of Mr. Baeza, Mr. Hagenlocker (Chairman), Mr. Noski, Ms. Rosput, and Mr. Thomas, all of whom the Board has determined in its business judgment are "independent" from the Company and its management as defined by the NYSE's listing standards and the relevant provision of the Sarbanes-Oxley Act of 2002 (the "2002 Act"). The Board has also determined that all of the Committee members are "financially literate" and that Mr. Hagenlocker qualifies as an "audit committee financial expert" as defined by Securities and Exchange Commission (the "SEC") regulations under the 2002 Act and NYSE listing standards. The Committee operates under a written charter last approved by the Board in September 2003, a copy of which is attached at the end of this Proxy Statement as Exhibit A. The

Committee is directly responsible for the appointment, compensation, retention, and oversight of the Company's independent auditors. The Committee reviews the appropriateness, quality, and acceptability of the Company's accounting policies and the integrity of financial statements reported to the public, significant internal audit and control matters and activities, and compliance with legal and regulatory requirements. The Committee also is responsible for establishing and administering the Company's procedures for confidential reporting by employees of questionable accounting practices and handling complaints regarding accounting, internal controls, and other audit matters.

Each year the Committee approves an annual agenda plan which specifies matters to be considered and acted upon by the Committee over the course of the year in fulfilling its responsibilities consistent with its charter. In addition to these matters, the Committee meets regularly with the internal and external auditors of the Company, both with and without management present, annually reassesses the adequacy of its charter, assesses and reports to the Board regarding its performance, and approves its report for inclusion in the proxy statement. The Board has determined that generally the Audit Committee will have four regular meetings, one in each fiscal quarter, as well as three meetings to review quarterly reports on Form 10-Q which must be filed with the SEC before the next regular Committee meeting. Also scheduled are four telephone conversations with management, the independent auditors, and the Audit Committee Chairman and other available Committee members, to review the quarterly earnings releases.

                   AUDIT COMMITTEE REPORT AND RELATED MATTERS
                             AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company's financial reporting process on behalf of the Board; however, management bears primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements contained in the 2003 Annual Report on SEC Form 10-K with the Company's management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. In addition, the Committee has discussed with the independent auditors their independence from the Company and its management, including the matters in the written disclosures and letter which were received by the Committee from the independent auditors, as required by Independence Standard Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect.

Based on the reviews and discussions referred to above, the Committee approved the audited consolidated financial statements and recommended to the Board that they be included in the Company's Annual Report on SEC Form 10-K for the year ended September 30, 2003.

                                Audit Committee
                        Edward E. Hagenlocker, Chairman
                                 Mario L. Baeza
                                Charles H. Noski
                                Paula G. Rosput
                               Lawrason D. Thomas

The preceding Audit Committee Report is provided only for the purpose of this Proxy Statement. This Report shall not be incorporated, in whole or in part, in any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

                              INDEPENDENT AUDITORS

APPOINTMENT AND ATTENDANCE AT ANNUAL MEETING. KPMG LLP ("KPMG") was the Company's independent auditor for the fiscal year ending September 30, 2003. Representatives of KPMG will be present at the annual meeting to respond to appropriate questions and make a statement if they desire.

FEES OF INDEPENDENT AUDITORS. Consistent with the Audit Committee's responsibility for engaging the Company's independent auditors, beginning with 2003 all audit and permitted non-audit services require preapproval by the Audit Committee. The full Committee approves projected services and fee estimates for these services and establishes budgets for major categories of services at its November meeting. The Committee Chairman has been designated by the Committee to approve any services arising during the year that were not preapproved by the Committee and services that were preapproved if the associated fees will materially exceed the budget established for the type of service at issue. Services approved by the Chairman are communicated to the full Committee at its next regular quarterly meeting and the Committee reviews actual and forecasted services and fees for the fiscal year at each such meeting. During 2003 all services performed by the auditors were preapproved.

During fiscal years 2002 and 2003, the Company retained KPMG to provide services in the following categories and amounts:

                                                              2003   2002(1)
                                                              ----   -------
Audit Fees..................................................  $3.5    $1.8
Audit-related Fees..........................................    .7      .2
Tax Fees(2).................................................    .3     1.3
All Other Fees..............................................     0       0
                                                              ----    ----
Total Fees..................................................  $4.5    $3.3

Audit fees are those fees for professional services rendered in connection with the audit of the Company's consolidated financial statements for the year ended September 30, 2003 and the review of the Company's quarterly consolidated financial statements on Form 10-Q's that are customary under auditing standards generally accepted in the United States, as well as for statutory audits in foreign jurisdictions. Audit-related fees consisted primarily of services rendered in connection with employee benefit plan audits, SEC registration statements, due diligence assistance, and consultation on financial accounting and reporting standards. Tax fees are primarily for preparation of expatriate tax returns, assistance with tax audits and appeals, advice on mergers and acquisitions, and technical assistance.
-------------------------

(1) KPMG was not engaged as the Company's independent auditor until May of 2002. Therefore, the 2002 fees represent only a partial year.

(2) The majority of these fees, $1.1 million in 2002, were related to expatriate tax services provided to Company employees on international assignment. Once KPMG became the Company's independent auditor, the Company terminated its expatriate tax services engagement with KPMG. In 2003, a small amount of expatriate tax services continued to be performed by KPMG to finish services commenced for employees who were completing their participation in the expatriate tax program at the time this engagement with KPMG ended.

TERMINATION OF PRIOR AUDITOR. On May 10, 2002, the Company terminated its engagement of Arthur Andersen LLP of Philadelphia, Pennsylvania ("Andersen") as independent auditors and determined to appoint KPMG as its new independent auditors for the fiscal year ending September 30, 2002. This determination followed the Company's decision to seek proposals from independent public accounting firms to audit the Company's financial statements and was approved by the Board upon the recommendation of the Audit Committee.

Andersen's report on the Company's audited financial statements for the year ended September 30, 2001, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the year ended September 30, 2001, and the interim period between September 30, 2001 and May 10, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused it to make reference to the subject matter in connection with its report on the Company's financial statements for those years. Also, during those two years and interim period, there were no reportable events as listed in Item 304(a)(1)(v) of Regulation S-K.

During the year ended September 30, 2001, and the interim period between September 30, 2001, and May 10, 2002, the Company did not consult with KPMG regarding application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matter or reportable event listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

The CORPORATE GOVERNANCE AND NOMINATING COMMITTEE, which met three times during 2003, is comprised of Mr. Baeza (Chairman), Mr. Hagenlocker, and Mr. Hardymon, all of whom are "independent" as defined by the NYSE listing standards. The Committee operates under a written charter last approved by the Board in September 2003. The Committee monitors and makes recommendations to the Board about corporate governance matters including the Company's governance guidelines, code of conduct, Board structure and operation, and other governance practices, and has primary responsibility for identifying, recommending and recruiting nominees for election to the Board. The Committee also recommends to the Board criteria for selection and recruiting of directors; policies on director compensation and tenure; the meeting schedules of the Board and the committees; the charters, members, and chairs of the committees; and the annual board and committee performance assessment processes.

This Committee will consider nominations for directors made by shareholders of record entitled to vote for the election of directors if timely written notice, in proper form, of the intent to make a nomination at a meeting of shareholders, is received by the Company. If the notice is not timely and in proper form, the nominee will not be eligible to stand for election at the 2005 annual meeting. To be timely for the 2005 annual meeting, the notice must be received within the time frame discussed on page 3. To be in proper form, the notice must include each nominee's written consent to be named as nominee and to serve, if elected,
and information about the shareholder making the      , nomination and the
person nominated for election. These requirements are contained in provisions of our bylaws which will be provided upon written request.

The ENVIRONMENTAL, SAFETY AND PUBLIC POLICY COMMITTEE, which met twice during 2003, monitors for and reports to the Board on issues and developments in areas such as environmental compliance, safety, corporate security and crisis management, diversity, community relations, and corporate and foundation philanthropic programs and charitable contributions. Members of the Committee during 2003 were Mr. Donahue and Ms. Fairbairn (Chairman).

The EXECUTIVE COMMITTEE, which did not meet this past year, has authority to act on most matters concerning management of the business during intervals between Board meetings. Members of the Committee during 2003 were Mr. Hagenlocker, Mr. Hardymon, Mr. Jones (Chairman), and Mr. Thomas.

The FINANCE COMMITTEE, which met three times in 2003, reviews the Company's financial policies; keeps informed of its operations and financial condition, including requirements for funds and access to liquidity; advises the Board about sources and uses of Company funds; reviews the Company's financial arrangements and methods of external financing and oversees the funding and management of assets of the Company's employee pension and savings plans worldwide. Members of the Committee during 2003 were Mr. Donahue, Mr. Jones, Mr. Murray, Mr. Noski (Chairman), and Mr. Thomas.

The MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE, which met five times in 2003, is comprised of Ms. Fairbairn, Mr. Hardymon (Chairman), Mr. Murray, and Ms. Rosput, each of whom is "independent" as defined in the NYSE listing standards. The Committee's charter was most recently approved by the Board in September 2003. The Committee has responsibility for selecting, evaluating, and compensating the Company's chief executive officer; making recommendations to the Board and providing advice to management about the Company's succession planning; establishing the Company's executive compensation policies; overseeing the administration of the incentive compensation plans for executives and key employees and the administration of the Company's pension and savings plans; and approving significant amendments to such incentive compensation, pension, and savings plans on behalf of the Board. The Committee has direct responsibility for reviewing and approving the annual goals and objectives relevant to the compensation of the chief executive officer and evaluating his performance in light of these goals and objectives, and sets the compensation level of the chief executive officer based on its evaluation of his performance. The Committee also approves the individual salary, bonus, and incentive plan awards of other executive officers, and certain other senior executives; annually reviews with the Board the performance of the chief executive officer; and approves the annual report on executive compensation for inclusion in the proxy statement.

DIRECTOR COMPENSATION

During 2003, Board members who were not employed by the Company received an annual retainer for Board service of $32,000 ($37,000 for Committee chairs). New directors received initial grants of 1,000 deferred stock units ("DSUs") when first elected. Directors continuing in office after our January 2003 annual meeting were granted 1,000 DSUs and 2,000 market value stock options on the date of the annual meeting. The stock options became exercisable after six months and remain exercisable for nine and one-half years unless the director serves on our Board for less than six years (other than because of disability or death). After the options become exercisable, the directors may transfer them by gift to family members. In September 2003, at the recommendation of the Corporate Governance and Nominating Committee (the "Governance Committee"), for 2004 the Board increased the annual Board retainer to $37,000 ($42,000 for Committee chairs) and the DSU grants for new directors and for directors continuing in office after the January 2004 meeting to 1,100 units.

Meeting fees of $1,250 per meeting are paid for attending Board and committee meetings. Members of the Audit Committee who participate with management and/or independent auditors to review such things as quarterly earnings releases and registration statements as required by law or listing standard and directors who meet with a constituent or other third party on behalf of the Company and at the request of the chief executive officer, will also receive the meeting fee. Retainers and meeting fees are paid quarterly in arrears.

One-half of each director's quarterly retainer is paid in DSUs. Directors have the opportunity to purchase more DSUs with up to all of the rest of their retainers and meeting fees. Retainer and meeting fee dollars (plus dividend equivalents earned on the director's existing DSU account during the quarter) are converted to DSUs based on the market value of a share of Company Stock on the second business day preceding the date the dollars would have been paid to the director on the last business day of the quarter. DSUs provide our directors with the financial equivalent of owning Company Stock participating in quarterly dividend reinvestment, which they cannot sell until after they leave our Board, except that DSUs have no voting rights. Directors may transfer DSUs by gift to family members.

Directors are reimbursed for expenses incurred in performing their duties as directors. We also pay the premiums on directors' and officers' liability and business travel accident insurance policies.

DIRECTOR TENURE POLICY

Directors who have never been Company employees are required to tender their resignation for consideration by the Governance Committee when they have a change in principal position other than normal retirement. Unless requested to stay on by the Board, nonemployee directors are not to continue on the Board after the annual meeting at which they've attained age 70, and directors who are Company employees, currently only the chief executive officer, must retire from the Board when they retire from active employment with the Company. Company policy requires the chief executive officer and other executive officers to retire from Company employment at age 65.

                       COMPENSATION OF EXECUTIVE OFFICERS

      REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE (THE
                                  "COMMITTEE")

COMPENSATING EXECUTIVE OFFICERS. The Committee is responsible for our management compensation program, the primary elements of which are base salary, cash bonus, and stock-based incentives, as well as employee benefit plans and programs. An executive officer's pay reflects his performance and responsibility. A significant amount of total pay is tied to the achievement of financial goals for the year and longer-term performance of the Company and the creation of incremental shareholder value, and/or to the performance of our stock. In this report we refer to this kind of compensation as "at risk" pay.

We determine the compensation levels for Mr. Jones and the other executive officers with the assistance of an independent consulting firm that furnishes the Committee with executive compensation data drawn from published surveys. Each year we set target levels for salary, bonus, and incentive awards using survey data for general industry companies with annual revenues of three to ten billion dollars. We focus on chemical and nondurable manufacturing companies in particular. In the fall of 2002, we adjusted the three elements of our management compensation program to maintain their competitiveness for fiscal year 2003 and beyond. Our intent is for cash components of pay to approximate the survey median and for stock-based incentive awards to be above the median for executive officers and other key leaders. Since a large portion of the compensation opportunity is determined by performance-based variables, total compensation may be above or below the median based on individual and/or Company performance.

Again in 2003, at risk pay based on performance represented a progressively larger portion of the total pay for our executives in higher-level positions in order to encourage our leadership team to manage from the perspective of owners with an equity stake in the Company. Approximately 87% of Mr. Jones' intended total pay was variable, based on performance, with a range of 80% to 86% for Mr. Gadomski, Mr. Cummins, Mr. Owings, Mr. Brown, and Mr. Katsaros.

U.S. tax law does not let us deduct from the Company's federal taxable income compensation paid to any one of the five most highly-compensated executive officers which is not variable or at risk based on performance, and which exceeds $1,000,000. All compensation paid or approved for executive officers this year will be deductible by the Company. However, since we believe that a company's and its shareowners interests may sometimes be best served by providing compensation which is not deductible in order to attract, retain, motivate, and reward top executive talent, the Committee retains the flexibility to provide for payments of such compensation.

2003 ANNUAL CASH COMPENSATION -- BASE SALARY. Late in 2002, when we fixed the fiscal year 2003 salaries for Mr. Jones and the other executive officers, we considered pay for comparable positions reported in the compensation surveys; personal performance, position in salary range, and time since last increase; current best practices; and, most importantly, the Company's overall performance as related to Mr. Jones' leadership and the impact of the other executive officers on the business.

ANNUAL INCENTIVE PLAN BONUS. At the beginning of 2003, we adopted performance objectives for the year based on return on shareowners' equity ("ROE") and growth in earnings per share, and established an objective formula for computing the bonus for Mr. Jones and the other executive officers, based on the extent to which these objectives are achieved. Following the end of the year, we established the appropriate bonus payment by measuring performance against the two principal objectives, ROE and growth in earnings per share, also taking into consideration growth in revenues, growth in net income, performance against plan, total return to shareowners, the overall economic environment, and the comparable performance of the other companies included in our self-constructed peer group (formerly the Standard & Poor's Chemicals Index) or the Dow Jones Specialty Chemicals Index; and progress towards achieving the Company's strategic objectives. To set Mr. Jones' bonus, we also considered his 2003 performance review in which we focused on the criteria we use to evaluate his leadership to Air Products, our various stakeholders, and our Board.

At our November 2003 meeting, we completed our assessment of the Company's and of Mr. Jones' performance and set 65% of the 2003 target bonus guideline as the overall bonus award level for fiscal year 2003, including for Mr. Jones' award.

LONG-TERM INCENTIVE PLAN 2003 STOCK-BASED COMPENSATION. We think this compensation component is particularly important since it reflects the Company's capital-intensive business portfolio which requires long-term commitments for success. We've used two main forms of awards -- stock options and performance-based deferred stock units ("DSUs"). In the fall of 2002, we granted our executive officers ten-year market-priced stock options and DSUs with performance objectives based on achieving operating return on net assets ("ORONA") objectives for fiscal year 2003 and for fiscal year 2004, in each case at a unit level within the guideline award range for their salary grade level, reflecting their position and responsibilities at the time of grant.

OTHER COMPENSATION. The Company maintains a competitive package of compensatory employee benefit plans which are generally available to all employees. Our executives are eligible to participate in these programs including our qualified 401 (k) plan and/or supplementary savings and deferred bonus programs. These three programs provide convenient ways for executives and employees to defer receipt of pay and to buy Company Stock or purchase DSUs, all at fair market value at the time of purchase.

2004. During 2003, the Committee conducted an overall review of the management compensation program in light of a number of developments including proposed accounting pronouncements regarding future expensing of the estimated value of stock options. As a result, the Committee approved a 2004 stock-based incentive program that reduces share usage compared with the past by making use of authority to grant restricted stock under the plan approved by shareowners in January

2003. Compensation remains market competitive, share dilution is reduced somewhat, and we can extend the life of the share authorization approved by our shareowners last year.

CONCLUSION. To drive management effort and results, we have a compensation program that is competitive and appropriately linked to shareholder return and the Company's operating, business, and financial goals and directional strategies to build shareholder value. The Committee believes that the total fiscal year 2003 compensation for the chief executive officer and other executive officers is based on an appropriate balance of the Company's performance, the leadership contributions of these individuals, and prevailing competitive practice.

               Management Development and Compensation Committee
                          James F. Hardymon, Chairman
                              Ursula F. Fairbairn
                                Terrence Murray
                                Paula G. Rosput

This Report of the Management Development and Compensation Committee is provided only for the purpose of this Proxy Statement. This Report shall not be incorporated, in whole or in part, in any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

                         EXECUTIVE COMPENSATION TABLES

                        2003 SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                       COMPENSATION
                                                                        AWARDS(2)
                                                               ----------------------------
                                                                               SECURITIES
                                                                RESTRICTED     UNDERLYING
NAME AND                        FISCAL    SALARY      BONUS    STOCK AWARDS   STOCK OPTIONS        ALL OTHER
PRINCIPAL POSITION               YEAR     ($)(1)     ($)(1)        ($)             (#)        COMPENSATION ($)(3)
------------------              ------   ---------   -------   ------------   -------------   -------------------
John P. Jones III.............   2003    1,000,000   594,000                     320,000            359,142
  Chairman, President, and       2002      990,000   761,000                     500,000            292,968
  Chief Executive Officer        2001      900,000   765,000                     320,000            550,977
Robert E. Gadomski............   2003      664,000   288,000                     200,000            248,466
  Executive Vice President,      2002      645,000   386,000                     200,000            203,694
  Gases and Equipment            2001      620,000   403,000                     200,000            366,496
Andrew E. Cummins(4)..........   2003      450,000   162,000                     100,000            118,960
  Group Vice President --        2002      437,000   217,000                     170,000             99,862
  Chemicals                      2001      420,000   231,000                     100,000            171,660
John R. Owings(5).............   2003      450,000   162,000                     100,000            507,064
  Vice President and             2002      171,346   250,000     208,760         100,000            171,897
  Chief Financial Officer        2001           --        --                          --                 --
W. Douglas Brown..............   2003      398,000   129,000                      80,000            101,062
  Vice President, General        2002      385,000   173,000                     120,000             84,362
  Counsel and Secretary          2001      370,000   185,000                      80,000            142,579
Arthur T. Katsaros............   2003      398,000   129,000                      80,000             99,878
  Group Vice President --        2002      385,000   173,000                     150,000             83,759
  Engineered Sys. & Develop.     2001      355,115   185,000                      65,000            115,585

-------------------------

(1) Cash compensation earned for services performed during each fiscal year, including amounts deferred at the election of the executive.

(2) On September 30, 2003, Mr. Jones owned 77,020 deferred stock units ("DSUs") worth $3,485,925; Mr. Gadomski owned 48,462 DSUs worth $2,193,390; Mr. Cummins owned 17,498 DSUs worth $791,959; Mr. Owings owned 5,800 DSUs worth $262,508; Mr. Brown owned 13,500 DSUs worth $611,010; and Mr. Katsaros owned 18,076 DSUs worth $818,120. These values are based on the 2003 fiscal year-end fair market value of a share of Company Stock. DSUs which have been awarded, earned out, or purchased are the financial equivalent of owning Company Stock which can't be transferred or sold until after the executive retires, except that all DSUs accrue dividend equivalents, none have voting rights, and certain of them are subject to forfeiture for engaging in specified activities such as competing with the Company.

(3) The dollar value of the amounts shown in this column for 2003 include the following:

                                                         MATCHING         ABOVE-MARKET    TAX &
                                                   CONTRIBUTIONS AND/OR   INTEREST ON     ESTATE
                                                      ACCRUALS UNDER        DEFERRED     PLANNING     DSU
     NAME                                             SAVINGS PLANS       COMPENSATION   STIPEND    EARNOUT*
     ----                                          --------------------   ------------   --------   --------
     John P. Jones III...........................        $29,999            $ 4,393       $8,000    $316,750
     Robert E. Gadomski..........................        $19,918            $14,660       $8,000    $205,888
     Andrew E. Cummins...........................        $13,499            $ 2,436       $8,000    $ 95,025
     John R. Owings..............................        $ 5,063            $    15       $8,000    $ 95,025
     W. Douglas Brown............................        $11,939            $ 1,935       $8,000    $ 79,188
     Arthur T. Katsaros..........................        $11,939            $   751       $8,000    $ 79,188

-------------------------

     * DSUs for which the Committee set the level of earnout at 35% of target, based on the ORONA performance achieved in 2003. The features described in the last sentence of footnote 2 also pertain to these DSUs. The amounts are based on the market value of $45.25 per share on November 19, 2003, the date the Committee determined the level of payout.

      In addition, the column includes $398,961 for Mr. Owings, related to his relocation to the vicinity of the Company's corporate headquarters after joining the Company including the cost to the Company of providing and/or reimbursing him for temporary living expenses; home sale assistance, home seeking and buying expenses; expenses for commuting between his former home and corporate headquarters (including the incremental cost of the use of company aircraft); moving expenses; and payment of taxes on income imputed for certain of these relocation benefits.

(4) Mr. Cummins retired from the Company on November 1, 2003.

(5) Mr. Owings joined the Company and was elected Vice President and Chief Financial Officer in May 2002. Consistent with his employment agreement, amounts included for 2002 include a $150,000 signing bonus and a $100,000 year-end bonus; a restricted stock award of 4,000 nonperformance-based DSUs which, using the May 2002 grant date value of $52.19 per share, is valued at $208,760; and fair market value stock options which become one-third exercisable after three, four, and five years of employment and are forfeited if employment ends before May 2005.

                             OPTION GRANTS IN 2003

INDIVIDUAL GRANTS
-----------------------------------------------------------------------------------   NET POTENTIAL REALIZABLE
                            NUMBER OF    PERCENT (%)                                      VALUE AT ASSUMED
                            SECURITIES     OF TOTAL                                     ANNUAL RATES OF STOCK
                            UNDERLYING     OPTIONS                                     PRICE APPRECIATION FOR
                             OPTIONS      GRANTED TO    EXERCISE                       TEN-YEAR OPTION TERM(2)
                             GRANTED     EMPLOYEES IN     PRICE       EXPIRATION      -------------------------
NAME                          (#)(1)     FISCAL YEAR     ($/SH)          DATE           5% ($)        10% ($)
----                        ----------   ------------   ---------   ---------------   -----------   -----------
John P. Jones III.........   320,000         7.0         $43.09     October 2, 2012   $ 8,672,000   $21,976,000
Robert E. Gadomski........   200,000         4.3         $43.09     October 2, 2012   $ 5,420,000   $13,734,000
Andrew E. Cummins.........   100,000         2.2         $43.09     October 2, 2012   $ 2,710,000   $ 6,867,000
John R. Owings............   100,000         2.2         $43.09     October 2, 2012   $ 2,710,000   $ 6,867,000
W. Douglas Brown..........    80,000         1.7         $43.09     October 2, 2012   $ 2,168,000   $ 5,494,000
Arthur T. Katsaros........    80,000         1.7         $43.09     October 2, 2012   $ 2,168,000   $ 5,494,000

-------------------------

(1) These options become exercisable in one-third increments on the first three anniversaries of grant and were granted at fair market value on the October 1, 2002 grant date. Exercisable options may be transferred by gift to family members. The exercise price and tax withholding obligations may be satisfied with shares owned by the executive. In general, options terminate on the last day of employment except for death, disability, or retirement (as defined) after a minimum period of time following the grant date specified in the award agreement. Options are subject to forfeiture for engaging in specified activities such as competing with the Company.

(2) Net pre-tax gains which would be recognized at the end of the option term if an executive exercised all of his 2003 options on the last day of the option term and our stock price had grown at the 5% and 10% assumed growth rates set by the Securities and Exchange Commission. The amounts shown are not intended to forecast future appreciation in the price of our stock.

                           OPTIONS EXERCISED IN 2003
                        AND 2003 YEAR-END OPTION VALUES

                                                                   NUMBER OF
                                                             SECURITIES UNDERLYING       NET VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                                                AT YEAR-END (#)             AT YEAR-END ($)(1)
                       SHARES ACQUIRED   VALUE REALIZED   ---------------------------   ---------------------------
NAME                   ON EXERCISE(#)        ($)(1)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   ---------------   --------------   -----------   -------------   -----------   -------------
John P. Jones III....      98,020          $  956,496       736,198        760,002      $7,996,914     $4,114,684
Robert E. Gadomski...      93,120          $1,283,126       498,998        400,002      $5,551,556     $2,028,684
Andrew E. Cummins....      16,000          $  357,900       200,732        246,668      $2,118,839     $1,352,211
John R. Owings.......           0          $        0             0        200,000      $        0     $  217,000
W. Douglas Brown.....      18,800          $   54,186       162,932        186,668      $1,518,530     $1,004,546
Arthur T. Katsaros...      28,020          $  317,818       179,532        201,668      $2,041,050     $1,102,146

-------------------------

(1) Net pre-tax amounts determined by subtracting the exercise price from the fair market value at the exercise date or at year-end, as the case may be.

                               PENSION PLAN TABLE

                                                YEARS OF SERVICE
               ----------------------------------------------------------------------------------
REMUNERATION      15         20         25          30           35           40           45
------------   --------   --------   --------   ----------   ----------   ----------   ----------
 $ 300,000     $ 65,630   $ 87,507   $109,383   $  131,260   $  153,137   $  175,637   $  198,137
   400,000     $ 88,130   $117,507   $146,883   $  176,260   $  205,637   $  235,637   $  265,637
   500,000     $110,630   $147,507   $184,383   $  221,260   $  258,137   $  295,637   $  333,137
   600,000     $133,130   $177,507   $221,883   $  266,260   $  310,637   $  355,637   $  400,637
   700,000     $155,630   $207,507   $259,383   $  311,260   $  363,137   $  415,637   $  468,137
   800,000     $178,130   $237,507   $296,883   $  356,260   $  415,637   $  475,637   $  535,637
   900,000     $200,630   $267,507   $334,383   $  401,260   $  468,137   $  535,637   $  603,137
 1,000,000     $223,130   $297,507   $371,883   $  446,260   $  520,637   $  595,637   $  670,637
 1,100,000     $245,630   $327,507   $409,383   $  491,260   $  573,137   $  655,637   $  738,137
 1,200,000     $268,130   $357,507   $446,883   $  536,260   $  625,637   $  715,637   $  805,637
 1,300,000     $290,630   $387,507   $484,383   $  581,260   $  678,137   $  775,637   $  873,137
 1,400,000     $313,130   $417,507   $521,883   $  626,260   $  730,637   $  835,637   $  940,637
 1,500,000     $335,630   $447,507   $559,383   $  671,260   $  783,137   $  895,637   $1,008,137
 1,600,000     $358,130   $477,507   $596,883   $  716,260   $  835,637   $  955,637   $1,075,637
 1,700,000     $380,630   $507,507   $634,383   $  761,260   $  888,137   $1,015,637   $1,143,137
 1,800,000     $403,130   $537,507   $671,883   $  806,260   $  940,637   $1,075,637   $1,210,637
 1,900,000     $425,630   $567,507   $709,383   $  851,260   $  993,137   $1,135,637   $1,278,137
 2,000,000     $448,130   $597,507   $746,883   $  896,260   $1,045,637   $1,195,637   $1,345,637
 2,100,000     $470,630   $627,507   $784,383   $  941,260   $1,098,137   $1,255,637   $1,413,137
 2,200,000     $493,130   $657,507   $821,883   $  986,260   $1,150,637   $1,315,637   $1,480,637
 2,300,000     $515,630   $687,507   $859,383   $1,031,260   $1,203,137   $1,375,637   $1,548,137

The compensation covered by our qualified and nonqualified defined benefit pension plans is the average of the salary and bonus for the highest three consecutive years during the final ten years of service. The approximate years of service as of September 30, 2003 for Mr. Jones are 31 years; for Mr. Gadomski, 33 years; and for Mr. Katsaros, 30 years. In addition to participating in the pension plans, Mr. Brown and Mr. Owings have separate agreements with the Company under which they will each be entitled to pension benefits equivalent to those to which they would have been entitled if they had been employed by the Company and a participant in the pension plans, in Mr. Brown's case, since he first joined the Company and as if he had not worked for a former Company affiliate, giving him approximately 28 years of service, and in Mr. Owings' case, since he joined a former employer, giving him approximately 30 years of service. The benefits under both agreements will be reduced by an amount equivalent to the benefit derived from the former affiliate's/employer's pension plans. The table shows approximate annual ordinary life annuity benefits payable to U.S. salaried employees retiring at age 65 in calendar year 2003, after selected periods of service with selected amounts of covered compensation, without reduction for any survivor benefit, for Social Security benefits, or for contractual or other offsets. A lump sum form of payment is available under the nonqualified, supplementary pension plan. Mr. Cummins retired on November 1, 2003, when he was 59 and had 29 years of service.

SEVERANCE AND EMPLOYMENT ARRANGEMENTS

In 2003 the Company entered into a severance agreement with Mr. Jones under which, if his employment is terminated by the Company without cause or by Mr. Jones upon an event amounting to constructive termination (as defined in the agreement), Mr. Jones is entitled to receive certain cash severance and other benefits; adopted a retention/separation program for members of the Company's Corporate Executive Committee (the "CEC program") other than Mr. Jones and Mr. Owings with whom the Company has an employment agreement entered into in May 2002 when Mr. Owings joined the Company; and announced the planned retirements of two members of CEC, Mr. Cummins at the end of October 2003 and Mr. Gadomski in January 2004. In recognition of their career-long contributions to the Company, the Committee approved CEC program amendments for Mr. Cummins, who will receive $1,099,450, and for Mr. Gadomski who will receive $2,422,200, as payment of cash benefits under the program. The Committee also approved a final option grant for Mr. Gadomski at a level adjusted for the fact that he will only be employed for a portion of fiscal year 2004.

Mr. Jones' and Mr. Owings' agreements and the CEC program, which were also approved by the Committee, are described in more detail below. In each case, to receive severance payments, the officer must sign a noncompetition agreement that prohibits the officer from working for certain competitors, soliciting business from our customers, attempting to hire our employees, and disclosing our confidential information. The officer must also agree to release any claims against us and will receive a release of claims by the Company against him.

Mr. Jones' agreement provides for benefits substantially the same as those which would be applicable if he were terminated following a change in control of the Company as described in the three bullet points on page 22. Also, his outstanding stock options and other stock awards remain in effect (although the amount of shares covered by any option outstanding for less than one year is prorated). Mr. Jones' noncompetition obligations extend for three years following separation. If Mr. Jones voluntarily leaves the Company for any reason, including to retire, under circumstances which do not amount to constructive termination, he will not be entitled to any benefit under the severance agreement.

CEC program-eligible executives who serve on CEC, who during 2003 included the four executive officers named in this proxy statement (other than Mr. Jones and Mr. Owings), become entitled to CEC program benefits following termination of employment when specified by the chief executive officer (the "employment termination date"). Once the employment termination date is set, the executive must continue to perform the duties typically related to his position (or such other position as the chief executive officer reasonably requests) and to assist in the identification, recruitment, and/or transitioning of his successor, performing all assigned duties in the manner reasonably directed by the chief executive officer, in his sole discretion; and sign a general release of claims against the Company and a two-year noncompetition agreement. Having met these requirements, the executive will receive severance of one times base salary and bonus, a pro-rata bonus for year of termination and a transition stipend, and his options which have been outstanding for more than one year will continue.

Under Mr. Jones' agreement and the CEC program, outstanding stock awards other than options will be paid promptly after the later of the employment termination date and the end of any post-termination performance period. Also, if the executive dies or becomes disabled after the employment termination date has been set and does not retire before the employment termination date, severance payments and other benefits will nevertheless be due to the executive or to his estate or beneficiary.

In April 2002, the Company entered into an employment agreement with Mr. Owings that provides for his employment as Chief Financial Officer through May 31, 2007. Mr. Owings' agreement provides that he will receive annual base salary in at least the amount disclosed for 2003 in the summary compensation table on page 17 (the "Table"); is eligible to participate in our incentive, savings, and retirement plans (including stock-based plans), with the hiring bonus and minimum fiscal year 2002 bonus described in footnote 5 of the Table; and is entitled to a pension enhancement equivalent to benefits he would have received if he had been an employee of the Company and a participant in the Company's defined benefit pension plans since he first joined his prior employer, Motorola, in 1973. The pension enhancement will vest and become payable after five years of service and be reduced by an amount equivalent to the benefits derived from Motorola and Company pension plans. The employment agreement also provides for May 2002 grants described in footnote 5 of the Table of stock options and nonperformance-based DSUs, as well as for fiscal year 2002 performance-based DSUs under terms applicable to other executives; up to $7,500 for legal fees; and reimbursement for or provision of relocation costs and benefits in amounts included in the last column of the Table.

If the Company terminates Mr. Owings' employment without cause or Mr. Owings terminates employment for good reason (as defined in the agreement), he is entitled to receive payments and treatment of outstanding stock awards and has noncompetition obligations which are generally the same as those applicable under the CEC program; and his pension supplement, calculated based on service to the date of separation, vests 50% or 100% depending on whether the separation occurs before or after May 31, 2005. In addition, if Mr. Owings terminates employment for other than good reason after, or dies or becomes disabled prior to, May 31, 2005, 50% of his pension enhancement vests.

Upon a defined change in control of the Company, the Company's change in control severance agreement or other change in control arrangements in effect at the time, if any, will supercede and replace the CEC program and Mr. Jones' and Mr. Owings' agreements.

CHANGE IN CONTROL ARRANGEMENTS

To retain our leadership team and provide for continuity of management in the event of any actual or threatened change in control of the Company, we utilize individual severance agreements which provide explicit contractual protection for our executive officers including, in 2003, Mr. Jones, Mr. Gadomski, Mr. Cummins, Mr. Owings, Mr. Brown, and Mr. Katsaros. Individuals receive no payments or benefits under the agreements unless their employment ends during the three-year period following the change in control. Also, certain components of our executive compensation program are activated upon a change in control without regard to whether the individual's employment ends. Specifically, incentive plan provisions automatically accelerate payment of deferred bonuses and vest and provide a cash out opportunity for stock options; and pay all DSUs in cash and cause restrictions on restricted stock to lapse on an accelerated basis. Also, grantor trusts secured by an agreement to reserve Company Stock for contribution to each trust, call for cash funding to pay benefits to employees under unfunded nonqualified retirement plans (under which participants will have an immediate, nonforfeitable right to their plan benefits reduced by 10% and be entitled to elect an immediate lump sum payment of such amounts); and to cash out DSUs owed to employees and nonemployee directors. In all of these agreements, plans, and programs, a change in control means a 20% stock acquisition by a person not controlled by the Company; a change in the Board majority during any two years except if approved by two thirds of those who were directors at the beginning of the period; or other events determined to constitute a change in control for purposes of the particular agreement, plan, or program by a majority of nonemployee directors in office when the event occurs.

The severance agreements give each executive specific rights and certain benefits if, within three years after a change in control, his employment is terminated by the Company without "cause" (as defined) or he terminates his employment for "good reason" (as defined). In such circumstances the executive would be entitled to:

     - a cash payment equal to three(3) times the sum of his annual base salary, the value for the most recent fiscal year of the Company's matching contribution and/or accrual on his behalf under the qualified 401(k) and nonqualified savings plans, and his target bonus under the annual bonus plan;

     - a cash payment equal to the actuarial equivalent of the pension benefits he would have been entitled to receive under the Company's pension plans had he accumulated three(3) additional years of credited service after his termination date, plus the early retirement subsidy on the entire benefit should he be ineligible for early retirement as of the date of termination; and

     - continuation of medical, dental, and life insurance benefits for a period of up to three years, and provision of outplacement services, financial counseling benefits, and legal fees.

If any payment, distribution or acceleration of benefits, compensation or rights that is made by the Company to the executive under the severance agreement or otherwise, results in a liability to him for the excise tax imposed by Section 4999 of the U.S. Internal Revenue Code, the Company will pay him an amount equal to such excise tax. Also, each severance agreement provides for indemnification of the executive if he becomes involved in litigation because he is a party to the agreement.

-------------------------

(3) Subject to appropriate reduction in cases where an executive's mandatory retirement would occur within three years from the date of a change in control.

               INFORMATION ABOUT STOCK PERFORMANCE AND OWNERSHIP
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

             COMPARISON OF FIVE-YEAR CUMULATIVE SHAREHOLDER RETURN
AIR PRODUCTS, S&P 500 INDEX, DOW JONES SPECIALTY CHEMICALS INDEX, AND PEER GROUP
                    COMPARATIVE GROWTH OF A $100 INVESTMENT
                    (ASSUMES REINVESTMENT OF ALL DIVIDENDS)

                                            AIR PRODUCTS             S&P 500              DJ SPEC CHEM          PEER GROUP(A)
                                            ------------             -------              ------------          -------------
Sep 98                                          100                    100                    100                    100
Sep 99                                          100                    128                    113                    118
Sep 00                                          126                    145                    104                     88
Sep 01                                          138                    106                    114                     96
Sep 02                                          153                     84                    122                     94
Sep 03                                          168                    105                    134                    110

---------------

(a) Return on the S&P Chemicals Index through December 31, 2001; and from January 1, 2002 the return of the six companies that had constituted the S&P Chemicals Index at the time of its discontinuance by S&P (Air Products, Dow, DuPont, Eastman Chemical, Praxair, and Rohm & Haas).
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

               PERSONS OWNING MORE THAN 5% OF AIR PRODUCTS STOCK
                            AS OF SEPTEMBER 30, 2003

                                                         AMOUNT AND NATURE
                                                           OF BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER                         OWNERSHIP        PERCENT OF CLASS
------------------------------------                     -----------------    ----------------
Capital Group International, Inc.(1)...................     16,477,130                6.8%
("Capital Group")
11100 Santa Monica Blvd.
Suite 1500
Los Angeles, CA 90025
State Farm Mutual Automobile Insurance Company.........     13,021,131                5.3%
One State Farm Plaza
Bloomington, IL 61710
State Street Bank and Trust Company ("State
  Street")(2)..........................................     15,709,443                6.4%
P.O. Box 1389
Boston, MA 02104

-------------------------

(1) In the aggregate, Capital Group has sole voting power over 14,491,880 shares and sole investment power over 16,477,130 shares.

(2) State Street holds 8,404,276 shares in trust as trustee of the Company's Retirement Savings and Stock Ownership Plan (the "RSSOP"), which is 3.4% of outstanding shares. The RSSOP trust agreement provides, in general, that the trustee will vote, tender, and exchange RSSOP shares as voting RSSOP participants direct. State Street holds the remainder of the shares in trust as trustee or discretionary advisor for various collective investment funds for employee benefit plan and other index accounts. In the aggregate, State Street has sole voting power over 6,404,150 shares, shared voting power over 8,741,938 shares, sole investment power over 6,755,315 shares, and shared investment power over 8,934,128 shares.

        AIR PRODUCTS STOCK BENEFICIALLY OWNED BY OFFICERS AND DIRECTORS
                             AS OF NOVEMBER 1, 2003

                                                                        DEFERRED
                                              COMMON         STOCK        STOCK
NAME OF BENEFICIAL OWNER                  STOCK(1)(2)(3)   OPTIONS(4)   UNITS(5)      TOTAL
------------------------                  --------------   ----------   ---------   ---------
Mario L. Baeza..........................           0           8,000        5,794      13,794
W. Douglas Brown........................       7,869         256,266       15,250     279,385
Andrew E. Cummins.......................      13,989         324,065       19,598     357,652
Michael J. Donahue......................         500           4,000        5,565      10,065
Ursula F. Fairbairn.....................           0          10,000       11,447      21,447
W. Douglas Ford(6)......................           0               0            0           0
Robert E. Gadomski......................         372         698,998       53,012     752,382
Edward E. Hagenlocker...................           0          14,000       12,971      26,971
James F. Hardymon.......................           0          12,000        7,589      19,589
John P. Jones III.......................      81,147       1,116,198       84,020   1,281,365
Arthur T. Katsaros......................      16,050         277,866       19,826     313,742
Terrence Murray.........................           0           2,000        2,491       4,491
Charles H. Noski........................           0           6,000        7,923      13,923
John R. Owings..........................       6,536          33,333        7,900      47,769
Paula G. Rosput.........................          50           6,000        7,348      13,398
Lawrason D. Thomas......................       1,500          18,000       16,586      36,086
Directors and Executive Officers as a
  group (20 persons)(7).................     184,168       3,328,889      322,590   3,835,647

-------------------------

(1) Certain executive officers hold restricted shares which we include in this column. The executive may vote the restricted shares, but may not sell or transfer them during the restriction period. These restrictions lapse at retirement. The individuals in the table hold the following number of restricted shares:

NAME                                              SHARES
----                                              ------
Brown..........................................    4,500
Jones..........................................   21,000
Katsaros.......................................    4,500
Owings.........................................    6,500
All executive officers.........................   49,500

(2) Includes shares held by executive officers in the Company's qualified savings plan, the RSSOP.

(3) Shares reported include 60,038 shares owned jointly by certain directors and officers with their spouses with whom they share voting and investment power; and 7,645 shares held by, or for the benefit of, members of the immediate families or other relatives of certain of the directors and officers, of which such directors and officers disclaim beneficial ownership of 7,645 shares.

(4) The directors and officers have the right to acquire this number of shares within 60 days by exercising outstanding options granted under Company plans.

(5) DSUs which have been awarded, earned out, or purchased and are the financial equivalent of owning Company Stock which can't be transferred or sold until after the executive retires, except that all DSUs accrue dividend equivalents, none have voting rights, and certain of them are subject to forfeiture for engaging in specified activities such as competing with the Company.

(6) Mr. Ford was elected to the Board on November 20, 2003.

(7) Not counting their DSUs, our directors, nominees, and executive officers as a group beneficially own just under 1.5% of our outstanding shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports of holdings and transactions in Company Stock and related securities with the Securities and Exchange Commission and the New York Stock Exchange. Based on our records and other information, we believe that in 2003 all of our directors and executive officers met all applicable Section 16(a) filing requirements.

                                                                       EXHIBIT A

                            AUDIT COMMITTEE CHARTER
                            EFFECTIVE 1 OCTOBER 2003

PURPOSE

The Committee is responsible for assisting the Board of Directors (the "Board") in the Board's oversight responsibilities relating to the integrity of the Company's financial statements, financial reporting process, and of the Company's systems of internal accounting and financial controls; the qualifications, independence, and performance of the independent auditor and the performance of the Company's internal audit department; and legal and regulatory compliance.

In discharging its responsibilities, the Committee is not itself responsible for the planning or conduct of audits or for any determination that the Company's financial statements and disclosures are complete and accurate or are in accordance with generally accepted accounting principles and applicable rules and regulations. This is the responsibility of the Company's management and the independent auditor.

COMMITTEE STRUCTURE; MEMBER QUALIFICATIONS, APPOINTMENT, AND REMOVAL

The Committee shall consist of at least three directors who, along with the chairperson of the Committee, are appointed by the Board upon recommendation of the Corporate Governance and Nominating Committee (the "Governance Committee"), and may be removed by the Board in its discretion.

All members of the Committee shall be independent directors under the standard adopted by the New York Stock Exchange and shall also satisfy the New York Stock Exchange's more rigorous independence and financial literacy requirements for members of audit committees. All Committee members shall have sufficient financial experience and ability to enable them to discharge their responsibilities and at least one member shall have accounting and related financial management expertise within the meaning of the New York Stock Exchange listing standards and qualify as an "audit committee financial expert" under applicable law.

AUTHORITY AND RESPONSIBILITIES

In furtherance of the Committee's purpose, the Committee shall have the following authority and responsibilities:

FINANCIAL STATEMENTS, FINANCIAL REPORTING PROCESS, AND SYSTEMS OF INTERNAL ACCOUNTING AND FINANCIAL CONTROLS

- To review and discuss with management and the independent auditor the annual audited financial statements and other financial information to be included in the Company's Annual Report on Form 10-K, including management's and/or the independent auditor's judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the financial statements, and the adequacy of internal controls.

- To discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards, applicable law, or listing standards, including matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61.

- To review with the independent auditor any management letter provided by the independent auditor and the Company's response and any problems or difficulties the independent auditor may have encountered in connection with the annual audit or otherwise.

- To recommend to the Board, based on the reviews and discussions with management and the independent auditor described above, whether the annual audited financial statements should be included in the Company's Form 10-K Annual Report.

- To review with management and the independent auditor the Company's quarterly financial information to be included in the Company's Quarterly Reports on Form 10-Q.

- To review and discuss with management the types of information to be discussed and the type of presentation to be made in the Company's earnings press releases, including the use of "pro forma" or "adjusted" information not consistent with generally accepted accounting principles in the United States ("GAAP").

- To review and discuss with management and the independent auditor

     - material changes in the Company's accounting policies and practices and significant judgments that may affect the financial results;

     - the nature of any unusual or significant commitments or contingent liabilities together with the underlying assumptions and estimates of management;

     - the effect of changes in accounting standards that may materially affect the Company's financial reporting practices; and

     - the Company's procedures with respect to appropriateness of significant accounting policies and adequacy of financial controls.

- To review and discuss with the independent auditor any accounting or auditing issues on which the national office of the independent auditor was consulted.

- To review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues or judgments made in connection with the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

- To discuss with management, the senior internal audit executive and the independent auditor the adequacy and effectiveness of internal controls.

- To review with the Chief Executive Officer and the Chief Financial Officer the Company's disclosure controls and procedures and to review periodically, but in no event less frequently than quarterly, management's conclusions and the Chief Executive Officer's and the Chief Financial Officer's certifications about the efficacy of such disclosure controls and procedures.

OVERSIGHT OF INDEPENDENT AUDITOR AND INTERNAL AUDIT DEPARTMENT

- To recommend for shareowner approval the independent auditor to examine the Company's accounts, controls, and financial statements, nevertheless having sole authority to appoint or replace the independent auditor, who shall report directly to the Committee.

- To be directly responsible for the compensation and oversight of the work of the independent auditor.

- To preapprove all auditing services and permitted nonaudit services (including the fees and terms thereof) to be performed for the Company by the independent auditor, and consider whether the provision of permitted nonaudit services by the independent auditor is compatible with maintaining the auditor's independence.

- To review and evaluate the qualifications, performance, and independence of the Company's independent auditor at least annually, receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the independent auditor, and if so determined by the Committee, take appropriate action to satisfy itself of the independence of the auditor.

- To consult with management and the senior internal audit executive and obtain and review a written report by the independent auditor describing such auditor's internal quality-control procedures, material issues raised by its most recent internal quality control review, or peer review (if applicable), or by any inquiry or investigation by governmental or professional authorities for the preceding five years and the response of the independent auditor; to review all relationships between the independent auditor and the Company; and to assure the regular rotation of the lead audit partner and the reviewing partner of the independent auditor as required by law.

- To approve guidelines for the Company's hiring of former employees of the independent auditor who participated in any capacity in the audit of the Company.

- To review and concur in the appointment and replacement of the Company's senior internal audit executive and review the responsibilities, budget, and staffing of the internal audit department.

- To review the reports to management prepared by the internal audit department, or summaries thereof, and management's responses, and periodically review the experience and qualifications of the members of the internal audit department and the quality control procedures of the internal audit department.

- To discuss with the senior internal audit executive and the independent auditor the overall scope and plans for their respective audits, including the adequacy of staffing and other factors that may affect the effectiveness and timeliness of such audits.

COMPLIANCE OVERSIGHT

- To receive reports on the Company's compliance program, including a review of the distribution of and compliance with the Company's Code of Conduct.

- To approve the Audit Committee report required to be included in the Company's annual proxy statement.

- To discuss with management, the senior internal audit executive and the independent auditor the Company's major risk exposures and guidelines and policies to govern the processes by which risk assessment and risk management is undertaken by the Company, including discussing the Company's major financial risk exposures and steps taken by management to monitor and mitigate such exposures and from time to time conferring with another committee of the Board about risk exposures and policies within the scope of such other committee's oversight.

- To review with management and the independent auditor (if appropriate) significant legal and regulatory exposures, including any regulatory inquiries or concerns regarding the Company's financial statements and accounting policies.

- To establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

COMMITTEE OPERATIONS: MEETINGS, AGENDAS, REPORTING, DELEGATION, AND PERFORMANCE EVALUATION

The Committee may determine the procedural rules for its meetings and the conduct of its business, except as otherwise required by law. Adequate provision is made for notice to members of all meetings; one-third of the members, but not less than two, constitute a quorum; and all matters are determined by a majority vote of the members present. The Committee may delegate all or a portion of the authority granted to it by the Board to one or more of the Committee members, senior executives, or committees, subject to applicable law, regulation, and listing standards.

The Committee proposes its regular meeting schedule for each year for approval by the Board, upon recommendation of the Governance Committee. The Chairman of the Board, the Corporate

Secretary, and the Committee Chairperson agree on the length of regular meetings and the need to schedule additional special meetings. The Committee shall meet at least four times per year, or more frequently as circumstances require.

The annual Committee agenda and individual meeting agendas are developed by the Chairman of the Board and Corporate Secretary in consultation with the Committee Chairperson, with input from appropriate members of management and staff.

The Committee Chairperson reports to the Board on Committee meetings and actions, and the Secretary or an Assistant Corporate Secretary keeps minutes of all Committee meetings, which are distributed to Committee members for review and approval.

The Committee meets periodically with management, with the senior internal audit executive and with the independent auditor in separate executive sessions.

The Committee evaluates its performance annually and discusses the outcome of the evaluation with the full Board.

The Committee reviews and reassesses the adequacy of the Committee charter at least annually and, with the recommendation of the Governance Committee, recommends any changes to the Board for approval.

RESOURCES

The Committee is empowered to conduct its own investigations into issues related to its responsibilities and to retain independent legal, accounting, or other advisors to advise the Committee.

The Company shall provide for appropriate funding, as determined by the Committee in its capacity as a committee of the Board, for payment of compensation to the independent auditor employed by the Company for the purpose of rendering or issuing an audit report, to any advisors employed by the Committee, and for ordinary administrative expenses of the Committee necessary or appropriate for carrying out its duties.

                       ANNUAL MEETING OF SHAREHOLDERS OF

[AIR PRODUCTS LOGO]

                        AIR PRODUCTS AND CHEMICALS, INC.

                                JANUARY 22, 2004


                           PROXY VOTING INSTRUCTIONS


MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

                        -OR-
                                                        COMPANY NUMBER
TELEPHONE - Call toll-free 1-800-PROXIES from                           --------
any touch-tone telephone and follow the instructions.
Have your proxy card available when you call.            ACCOUNT NUMBER
                                                                        --------
                        -OR-

INTERNET - Access "WWW.VOTEPROXY.COM" and follow the on-screen instructions. Have your proxy card available when you access the web page.


     Please detach along perforated line and mail in the envelope provided.
                IF you are not voting via telephone or the Internet.

--------------------------------------------------------------------------------

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
          PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]


1. To elect the nominees listed below as directors for three-year terms.

[ ] FOR ALL NOMINEES

[ ] WITHHOLD AUTHORITY FOR ALL NOMINEES

[ ] FOR ALL EXCEPT (See instructions below)


NOMINEES:

[ ] W. Douglas Ford

[ ] James F. Hardymon

[ ] Paula G. Rosput

[ ] Lawrason D. Thomas

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
             "FOR ALL EXCEPT" and fill in the circle next to each nominee you with to withhold, as shown here:


2. APPOINTMENT OF AUDITORS.

                                                         FOR   AGAINST   ABSTAIN
   Ratification of appointment of KPMG, LLP,             [ ]     [ ]       [ ]
   as independent auditors for fiscal year 2004.


THE SHARES REPRESENTED BY THIS SIGNED PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER ON THIS PROXY WITH RESPECT TO PROPOSALS 1 AND 2. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR PROPOSALS 1 AND 2. SUCH SHARES WILL BE VOTED IN THE PROXIES' DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


To change the address on your account, please check the box at right
and indicate your new address in the address space above. Please note     [ ]
that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder                                       Date
                         ------------------------------------       ------------

Signature of Shareholder                                       Date
                         ------------------------------------       ------------


Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                               ANNUAL MEETING OF

                        AIR PRODUCTS AND CHEMICALS, INC.

                     THURSDAY, JANUARY 22, 2004 - 2:00 P.M.
                        TOMPKINS COLLEGE CENTER THEATER
                       CEDAR CREST COLLEGE, ALLENTOWN, PA


                            ELECTRONIC DISTRIBUTION

IF YOU WOULD LIKE TO RECEIVE FUTURE AIR PRODUCTS AND CHEMICALS,INC. PROXY STATEMENTS AND ANNUAL REPORTS ELECTRONICALLY, PLEASE VISIT
HTTP://WWW.AMSTOCK.COM. CLICK ON SHAREHOLDER ACCOUNT ACCESS TO ENROLL. PLEASE ENTER YOUR TAX IDENTIFICATION NUMBER AND ACCOUNT NUMBER TO LOG IN, THEN SELECT RECEIVE COMPANY MAILINGS VIA EMAIL.




                                                             [AIR PRODUCTS LOGO]

                                     PROXY

                        AIR PRODUCTS AND CHEMICALS, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
             FOR ANNUAL MEETING OF SHAREHOLDERS - JANUARY 22, 2004

     The undersigned hereby appoints John P. Jones III, W. Douglas Brown and John R. Owings, or any one of them, with full power of substitution, to represent the undersigned at the annual meeting of shareholders of Air Products and Chemicals, Inc. on Thursday, January 22, 2004, at 2:00 p.m., and at any adjournments thereof, and to vote at such meeting the shares which the undersigned would be entitled to vote if personally present in accordance with the following instructions and to vote in their judgment upon all other matters which may properly come before the meeting and any adjournments thereof.


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                       ANNUAL MEETING OF SHAREHOLDERS OF

                        AIR PRODUCTS AND CHEMICALS, INC.

                                JANUARY 22, 2004


                          PROXY VOTING INSTRUCTIONS


INTERNET - Access "WWW.VOTEPROXY.COM" and follow the on-screen instructions. Have your proxy voting direction form available when you access the web page.

                 -OR-

TELEPHONE - Call toll-free 1-800-PROXIES    COMPANY NUMBER
(1-800-776-9437) from any touch-tone                       -------------------
telephone and follow the instructions.      ACCOUNT NUMBER
Have your proxy voting direction form                      -------------------
available when you call.
Foreign calls use 1-718-921-8500

                 -OR-

MAIL - Sign, date and mail your proxy
voting direction form in the envelope
provided as soon as possible.

Your Electronic vote authorizes the proxies in the same manner as if you marked, signed, dated and returned the proxy voting direction form.


     Please detach along perforated line and mail in the envelope provided
              IF you are not voting via telephone or the Internet.

--------------------------------------------------------------------------------


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
                YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]


1. To elect the nominees listed below as directors for three-year terms.

[ ] FOR ALL NOMINEES

[ ] WITHHOLD AUTHORITY FOR ALL NOMINEES

[ ] FOR ALL EXCEPT (See instructions below)


NOMINEES:

[ ] W. Douglas Ford

[ ] James F. Hardymon

[ ] Paula G. Rosput

[ ] Lawrason D. Thomas

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
             "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:

2. APPOINTMENT OF AUDITORS.

   Ratification of appointment of KPMG LLP,           FOR   AGAINST   ABSTAIN
   as independent auditors for fiscal year 2004.      [ ]     [ ]       [ ]









Signature of Participant                                         Date
                        ----------------------------------------     -----------


NOTE: Please sign exactly as your name appears on this proxy voting direction form.

                      STATE STREET BANK AND TRUST COMPANY

December 12, 2003

TO: ALL PARTICIPANTS IN THE AIR PRODUCTS AND CHEMICALS, INC. RETIREMENT SAVINGS AND STOCK OWNERSHIP PLAN

If you are an active employee with Intranet access, you should have received E-mail notice of electronic access to the Notice of Annual Meeting, the Proxy Statement, and the Annual Report on or about December 12, 2003. You may request paper copies of these materials by calling 1-888-AIR-INFO (1-888-247-4636). If you do not have Intranet access, or are no longer an active employee, copies of these materials will be mailed to your home.

As a participant and named fiduciary of a Company sponsored employee benefit savings plan that provides for pass-through voting to participants, you are entitled to vote the shares credited to your account and held by us in our capacity as Trustee under the Air Products and Chemicals, Inc. Retirement Savings and Stock Ownership Plan. These shares will be voted in confidence as you direct if your vote is received by us on or before January 15, 2004.

Similar to last year, you may vote your shares in one of three ways. You may vote over the Internet, vote over the telephone, or vote by marking, signing, dating and returning the proxy voting direction form in the postage paid envelope. Internet and telephone voting instructions are on the reverse side.

Cordially yours,

STATE STREET BANK AND TRUST COMPANY, TRUSTEE










                      2004 ANNUAL MEETING OF SHAREHOLDERS

                        AIR PRODUCTS AND CHEMICALS, INC.

                STATE STREET BANK AND TRUST COMPANY, BOSTON, MA

AS TRUSTEE FOR AIR PRODUCTS AND CHEMICALS, INC. RETIREMENT SAVINGS AND STOCK OWNERSHIP PLAN

The Trustee is hereby directed to vote the shares of common stock of Air Products and Chemicals, Inc. represented by units of interest (the "shares") allocated to my account under the Retirement Savings and Stock Ownership Plan at the annual meeting of shareholders of Air Products and Chemicals, Inc. to be held on 22 January 2004 as directed on the reverse side with respect to proposals 1 and 2.

I understand that the whole shares allocated to my Plan account will be voted by the Trustee in person or by proxy as so directed by me. If this form is signed and returned without directions, the shares allocated to my account will be voted by the Trustee for Proposals 1 and 2. Except as otherwise provided in the Retirement Savings and Stock Ownership Plan, such shares will be voted in the proxies' discretion upon such other business as may properly come before the meeting. If no voting instructions are received or if this proxy voting direction form is returned unsigned, the shares allocated to my account will be voted by the Trustee in the same proportions as shares held the under the Plan for which voting directions have been received.

                       (TO BE SIGNED ON THE REVERSE SIDE)